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Exhibit 23.2

Consent of Independent Accountant

[Letterhead of PricewaterhouseCoopers, LLP]

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2001 relating to the financial statements of Sterling Financial Corporation, which appears in Sterling Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Los Angeles, CA
May 30, 2003

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Exhibit 23.2 Consent of Independent Accountant